UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2015

_____________________________________________________________________

KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	001-32396	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the shareholders of Knight Transportation, Inc., an Arizona corporation (the “Company”) approved the Knight Transportation, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Plan”) at the Company’s 2015 annual meeting of shareholders.  The Omnibus Plan became effective as of the date of such shareholders’ approval.  A description of the Omnibus Plan is set forth in the Company’s proxy statement, dated April 2, 2015, for its 2015 annual meeting of shareholders (the “Proxy Statement”), under “Proposal No. 4: Approval of the Knight Transportation, Inc. 2015 Omnibus Incentive Plan,” which is incorporated herein by reference. The Proxy Statement’s description of the Omnibus Plan is modified by the Company’s April 29, 2015 filing with the Securities and Exchange Commission on Form 8-K (the “April 8-K”), describing a reduction in shares reserved under the Omnibus Plan and the imposition of a minimum vesting period for awards to executive officers. The description is qualified in its entirety by reference to a copy of the Omnibus Plan attached to the April 8-K as Exhibit 99.1.

On May 14, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company granted to its named executive officers and other participants awards of performance-based restricted stock units (“PRSUs”) under the Omnibus Plan.  The award was based on compensation targets established by the Committee, after taking into account competitive compensation factors, divided by the market value of the Company’s stock as of the date of grant.  The number of shares of Common Stock ultimately deliverable to participants will vary based on the Company’s performance targets for a defined performance period against the objective performance metrics established by the Compensation Committee.  The performance period runs through December 31, 2017.  Performance targets are based on revenue growth, return on net assets and total shareholder return compared with the total shareholder return of a group of truckload carriers, as provided in the Omnibus Plan.  The awards vest and shares are deliverable to each participant on the second January 31st following the expiration of the performance period.  The following PRSU grants, expressed in shares, were authorized by the Compensation Committee to the following named executive officers:

Name	Position	PRSU Award (in Shares)
Kevin P. Knight	Executive Chair	50,201
David A. Jackson	Chief Executive Officer	16,734
Adam Miller	Chief Financial Officer, Secretary and Treasurer	4,183
Jim Updike	Executive Vice President of Sales and Marketing	4,183
Kevin Quast	Executive Vice President and Chief Operations Officer	4,183

Item 5.07	Submission of Matters to a Vote of Security Holders.

On Thursday, May 14, 2015, the Company held its Annual Meeting of Shareholders. The matters voted upon at the Annual Meeting and the results of such voting are set forth below.

Proposal No. 1:	The Company's shareholders elected three individuals to the Company's Board of Directors as Class II Directors to serve a term of three years.

	For	Withheld	Broker Non-Votes
Gary J. Knight	69,853,189	2,243,879	6,077,159
G.D. Madden	69,249,559	2,847,509	6,077,159
Kathryn L. Munro	70,992,785	1,104,283	6,077,159

Proposal No. 2:	The Company's shareholders elected one individual to the Company's Board of Directors as a Class III Director to serve the remainder of his term expiring at the 2016 Annual Meeting of Shareholders.

	For	Withheld	Broker Non-Votes
David A. Jackson	71,073,781	1,023,287	6,077,159

Proposal No. 3:	The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
71,720,732	117,829	258,507	6,077,159

Proposal No. 4:	The Company’s shareholders approved the Omnibus Plan.

For	Against	Abstentions	Broker Non-Votes
68,194,496	3,650,345	252,227	6,077,159

Proposal No. 5:	The Company's shareholders ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2015.

For	Against	Abstentions	Broker Non-Votes
76,370,856	1,554,960	248,411	6,077,159

Item 8.01	Other Events.

On Tuesday, May 19, 2015, the Company issued a press release announcing that its Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock. The dividend is payable to the Company's shareholders of record as of June 5, 2015, and is expected to be paid on June 26, 2015. A copy of the press release is attached to this report as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION

	99	Knight Transportation, Inc. press release dated May 19, 2015, announcing quarterly cash dividend

The information contained in Item 9.01 and the exhibit hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in this report and the exhibit hereto contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to our quarterly dividend.  There can be no assurance that future dividends will be declared.  The declaration of future dividends is also subject to approval of our Board of Directors each quarter after its review of our financial performance and cash needs.  Declaration of future dividends is also subject to various risks and uncertainties, including: our cash flow and cash needs; compliance with applicable law; restriction on the payment of dividends under existing or future financing arrangements; changes in tax laws relating to corporate dividends; the deterioration in our financial condition or results, and those risks, uncertainties, and other factors identified from time-to-time in our filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: May 19, 2015	By:	/s/ Adam W. Miller
Adam W. Miller
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99	Knight Transportation, Inc. press release dated May 19, 2015, announcing quarterly cash dividend